Exhibit 99.1

Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 7/23/12, 8:30am ET

CONTACT:	Lee Brown
(719) 481-7213
lee.brown@ramtron.com

RAMTRON AND ROHM SIGN F-RAM PRODUCT

MANUFACTURING AGREEEMENT

Ramtron places initial F-RAM product orders on ROHM’s production-ready F-RAM line

COLORADO SPRINGS, CO— July 23, 2012 — U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of low energy nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, announced today that it has entered into a Manufacturing and License Partnering Agreement with ROHM Co., Ltd. of Japan. Under the long-term agreement, ROHM will manufacture F-RAM-based semiconductor products for Ramtron on ROHM’s established F-RAM manufacturing line.

Initial low-density F-RAM products have already been qualified for commercial production and Ramtron expects to receive and begin selling the first devices produced on ROHM’s manufacturing line within approximately 60 days. Further, Ramtron’s marketing and engineering teams have begun development of new Ramtron products to be produced on the line. In addition to its new manufacturing capability at ROHM, Ramtron has F-RAM manufacturing lines at Texas Instruments in Dallas, Texas, and at IBM in Burlington, Vermont.

The Company’s new agreement with ROHM resulted from an existing relationship between Ramtron and ROHM that dates back to 1994 when the companies entered into a manufacturing license agreement for ROHM’s development and manufacturing of F-RAM products. Since that time, Ramtron and ROHM have explored opportunities to collaborate more closely and the Manufacturing and License Partnering Agreement begins the revitalization of the relationship between the companies.

“ROHM’s advanced manufacturing line, which is production-ready to manufacture commercial F-RAM products, offers Ramtron attractive cost structures and unencumbered product development flexibility,” said Eric Balzer, Ramtron’s CEO. “From a strategic perspective, having ROHM as our partner will further strengthen our competitive position as we continue to expand the addressable market for our products and drive future growth. We look forward to working together with ROHM to capitalize on the significant untapped opportunities for F-RAM based solutions in the semiconductor market.”

“We are eager to combine ROHM’s established production capabilities with Ramtron’s F-RAM brand leadership and product development and marketing expertise to expand the worldwide use of Ramtron’s products,” said Koji Yamamoto, ROHM’s General Manager of Advanced LSI Manufacturing. “We envision a long-term collaboration with Ramtron that will spread the adoption of F-RAM-based products as well as advance the technology to meet the increasing need for high-performance and high data integrity nonvolatile memory solutions in electronic systems.”

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RAMTRON AND ROHM SIGN F-RAM PRODUCT MANUFACTURING AGREEEMENT / Page 2

About ROHM Co., Ltd.

ROHM is the industry leader in system LSI, discrete components and module products, utilizing the latest in semiconductor technology. ROHM’s proprietary production system, which includes some of the most advanced automation technology, is a major factor in keeping it at the forefront of the electronic component manufacturing industry. ROHM employs highly skilled engineers with expertise in all aspects of design, development and production. This allows ROHM the flexibility to take on a wide range of applications and projects and the capability to serve valuable clients in the automotive, telecommunication and computer sectors as well as consumer OEMs. For more information, visit www.rohm.com.

About Ramtron and F-RAM Technology

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

Ramtron pioneered the integration of ferroelectric materials into semiconductor products that enabled a class of low energy nonvolatile memory, called ferroelectric random access memory, or F-RAM. Ramtron F-RAM products combine the high-speed performance of Random Access Memory (RAM) with high-integrity nonvolatile data storage, or the ability to save information without power. Since commercializing the technology, Ramtron has sold over a half-billion F-RAM devices into demanding applications such as automotive safety and entertainment systems, portable medical devices, industrial process control systems, smart electricity meters, and consumable electronic devices. As the most power-efficient of any nonvolatile memory technology on the market, F-RAM products promise to pave the way for the development of ultra-efficient battery powered products and energy harvesting applications, among others. For more information, visit www.ramtron.com.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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